UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2014 (April 10, 2014)

KATE SPADE & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

General

On April 10, 2014 (the “Closing Date”), Kate Spade & Company (the “Company”) entered into a Credit Agreement with the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent (the “Term Credit Agreement”).

The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Term Credit Agreement, which the Company expects to file as an exhibit to its quarterly report on Form 10-Q for the three months ended April 5, 2014.

The Term Credit Agreement provides for term loans in an aggregate principal amount of $400.0 million (the “Term Loans”), which will be drawn in full within 35 days after the Closing Date, and the Company expects to use the proceeds to redeem all of the Company’s remaining outstanding 10.5% Senior Secured Notes due April 2019 (the “Senior Notes”), with the remainder being used for general corporate purposes.  The initial borrowing is subject to satisfaction of conditions that are limited to the concurrent redemption in full of the Senior Notes and release of liens in connection therewith, delivery of a borrowing notice and absence of any event of default (other than any event of default that the Company has taken steps to cure and reasonably expects to cure within five business days). The Term Loans and other obligations under the Term Credit Agreement are guaranteed by certain of the Company’s restricted subsidiaries (the “Guarantors”), including (i) all of the existing material domestic restricted subsidiaries of the Company, (ii) all future wholly owned restricted subsidiaries (other than foreign subsidiaries, CFCs, CFC holding companies and subsidiaries of any of the foregoing and certain immaterial subsidiaries) and (iii) all future non-wholly owned restricted subsidiaries that guarantee capital markets debt securities or term indebtedness of the Company or any Guarantor.

The Term Credit Agreement permits the Company to incur, from time to time, additional incremental term loans under the Term Credit Agreement (subject to obtaining commitments for such term loans) and other pari passu lien indebtedness, subject to an overall limit of (x) $100.0 million plus (y) such additional amount that would cause the Company’s consolidated net total secured debt ratio not to exceed 3.75 to 1.00 on a pro forma basis.  Any such incremental term loans and other pari passu lien indebtedness are permitted to share in the Collateral described below on a pari passu basis with the Term Loans.

Maturity and Interest Rate

The Term Loans will mature in April 2021. The Term Loans will be subject to amortization payments of $1.0 million per quarter, with the balance due at maturity.  Interest on the outstanding principal amount of the Term Loans will accrue at a rate equal to LIBOR (with a floor of 1.00%) plus 3.00% per annum, payable in cash.

Collateral

Subject to certain permitted liens and other exclusions and exceptions, the Term Loans will be secured (i) on a first-priority basis by a lien on the Company’s KATE SPADE trademarks and certain related rights owned by the Company and the Guarantors (the “Term Priority Collateral”) and (ii) by a second-priority security interest in the Company’s and the Guarantors’ other assets (the “ABL Priority Collateral” and together with the Term Priority Collateral, the “Collateral”), which will secure on a first-priority basis the Company’s asset-based loan facility (the “ABL Facility”).

Ranking

The Term Loans are senior secured obligations of the Company and the Guarantors secured to the extent described above. The Term Loans will rank:

•	pari passu in right of payment with any unsubordinated indebtedness of the Company and the Guarantors;

•	senior in right of payment to any indebtedness of the Company and the Guarantors that is contractually subordinated to the Term Loans;

•	effectively senior to any unsecured indebtedness or indebtedness secured by a lien ranking junior to the lien securing the Term Loans, to the extent of the value of the Collateral;

•
effectively junior to any secured indebtedness which is either secured by assets that are not Collateral or which is secured by a higher-ranking lien in the Collateral, in each case, to the extent of the value of the assets securing such indebtedness;

•	effectively senior to the Company’s and the Guarantors’ obligations under the ABL Facility with respect to Term Priority Collateral;

•	effectively junior to the Company’s and the Guarantors’ obligations under the ABL Facility with respect to ABL Priority Collateral; and

•	effectively junior to all obligations of the Company’s subsidiaries that are not Guarantors.

Optional Prepayment

The Term Loans may be prepaid, at the option of the Company, in whole or in part, at any time at par plus accrued interest; provided that if the Term Loans are prepaid or refinanced in connection with a repricing transaction within six months after the initial borrowing, a 1% penalty is applicable.

Mandatory Prepayment

The Term Loans are required to be prepaid with the proceeds of certain asset sales of Term Priority Collateral if such proceeds are not applied as required by the Term Credit Agreement within certain specified deadlines.

The Term Loans are also required to be prepaid in an amount equal to 50% of the Excess Cash Flow (as defined in the Term Credit Agreement) of the Company with respect to each fiscal year ending on or after January 2, 2016.  The percentage of Excess Cash Flow that must be so applied is reduced to 25% if the Company’s consolidated total debt ratio is less than 2.75 to 1.00 and to 0% if the Company’s consolidated total debt ratio is less than 2.25 to 1.00.

Lenders may elect not to accept mandatory prepayments.

Change of Control

The occurrence of specified change of control events constitute an event of default under the Term Credit Agreement.

Certain Covenants

The Term Credit Agreement limits the Company’s and its restricted subsidiaries’ ability to:

•	incur additional indebtedness;

•	make dividend payments or other restricted payments;

•	create liens;

•	sell assets (including securities of the Company’s restricted subsidiaries);

•	permit certain restrictions on dividends and transfers of assets by the Company’s restricted subsidiaries;

•	enter into certain types of transactions with shareholders and affiliates; and

•	enter into mergers, consolidations, or sales of all or substantially all of the Company’s assets.

These covenants are subject to important exceptions and qualifications. The Term Credit Agreement also contains affirmative covenants and events of default that are customary for credit agreements governing term loans.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 is hereby incorporated in this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATE SPADE & COMPANY

Date: April 16, 2014	By:	/s/ Christopher T. Di Nardo
	Name:	Christopher T. Di Nardo
	Title:	Senior Vice President – General Counsel and Secretary